EXHIBIT 99.1

LEXINGTON
REALTY TRUST

Quarterly Supplemental Information

First Quarter 2017

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

March 31, 2017

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust “Lexington”, which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2017, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST

TRADED: NYSE: LXP

ONE PENN PLAZA, SUITE 4015

NEW YORK, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FIRST QUARTER 2017 RESULTS

New York, NY - May 9, 2017 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced results for the first quarter ended March 31, 2017.

First Quarter 2017 Highlights

•	Generated Net Income attributable to common shareholders of $40.4 million, or $0.17 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $57.8 million, or $0.23 per diluted common share.
•	Acquired two industrial properties for an aggregated cost of $48.3 million and completed the last building of the Lake Jackson, TX build-to-suit project for $70.4 million.
•	Invested $17.8 million in on-going build-to-suit projects.
•	Sold seven properties for $92.8 million.
•	Sold a non-consolidated interest for $6.2 million and collected $8.5 million in full satisfaction of a loan receivable.
•	Sold the Kennewick, Washington loan receivable for $80.4 million.
•	Completed 207,000 square feet of new leases and lease extensions with overall portfolio 96.2% leased at quarter end.
•	Issued 1.6 million common shares at an average gross price of $10.89 per share under its ATM offering program.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented, “During the quarter, property and loan disposition volume totaled $188 million. Consistent with our strategy, these transactions further simplified our portfolio by addressing vacancy, considerably reduced our loan portfolio and contributed to increasing the weighted-average lease term of our office portfolio by almost 6% to 7.6 years. Sale proceeds are expected to be used to acquire industrial assets and to fund office and industrial build-to-suit projects. We continue to be well-positioned to act on investment opportunities as they arise over the balance of the year and expect to be most active in the industrial sector."

FINANCIAL RESULTS

Revenues

For the quarter ended March 31, 2017, total gross revenues were $96.1 million, compared with total gross revenues of $111.3 million for the quarter ended March 31, 2016. The decrease was primarily attributable to 2017 and 2016 property sales, particularly the sale of the New York City land investments in 2016, and lease expirations, partially offset by revenue generated from property acquisitions and new leases.

Net Income Attributable to Common Shareholders

For the quarter ended March 31, 2017, net income attributable to common shareholders was $40.4 million, or $0.17 per diluted share, compared with net income attributable to common shareholders for the quarter ended March 31, 2016 of $47.8 million, or $0.20 per diluted share.

Adjusted Company FFO

For the quarter ended March 31, 2017, Lexington generated Adjusted Company FFO of $57.8 million, or $0.23 per diluted share, compared to Adjusted Company FFO for the quarter ended March 31, 2016 of $71.8 million, or $0.29 per diluted share. The decrease was primarily attributable to the items discussed above under "Revenues".

Dividends/Distributions

As previously announced, during the first quarter of 2017, Lexington declared a regular quarterly common share/unit dividend/distribution for the quarter ended March 31, 2017 of $ 0.175 per common share/unit, which was paid on April 17, 2017 to common shareholders/unitholders of record as of March 31, 2017. Lexington also declared a dividend of $0.8125 per share on its Series C Cumulative Convertible Preferred Stock, which will be paid on May 15, 2017 to Series C Preferred Shareholders of record as of April 28, 2017.

TRANSACTION ACTIVITY

ACQUISITIONS AND COMPLETED BUILD-TO-SUIT TRANSACTIONS

Tenant	Location	Sq. Ft.	Property Type	Initial Basis ($000)	Estimated Annualized GAAP Rent ($000)	Initial Annualized Cash Rent ($000)	Estimated GAAP Yield	Initial Cash Yield	Approximate Lease Term (Yrs)
The Dow Chemical Company(1)	Lake Jackson, TX	275,000	Office	$70,401	$6,177	$5,022	9.5%	7.7%	20
Amazon.com.ksdc, LLC (Amazon.com Inc.) (2)	New Century, KS	447,000	Industrial	12,056	1,240	1,049	7.1%	6.0%	10
Continental Tire the Americas, LLC(3)	Lebanon, IN	742,000	Industrial	36,194	2,281	2,337	6.3%	6.5%	7
		1,464,000		$118,651	$9,698	$8,408	8.1%	7.0%

(1)	Final building completed. Estimated GAAP and cash yields reflect estimated annualized GAAP and initial cash rents for all four buildings of $14.9 million and $12.1 million, respectively, estimated costs of completion of all four buildings and estimated developer partner payout of approximately $8.0 million.
(2)	Initial basis excludes a $2.3 million future tenant allowance, which was credited at closing. Property is subject to a ground lease with an initial annual payment of $188 thousand subject to CPI adjustments.
(3)	Initial estimated annualized cash rent excludes a year-one partial rent abatement, which was credited at closing.

ON-GOING BUILD-TO-SUIT PROJECTS

Location	Sq. Ft.	Property Type	Maximum Commitment/ Estimated Completion Cost ($000)	GAAP Investment Balance as of 3/31/2017 ($000)	Estimated Acquisition/ Completion Date	Estimated Initial GAAP Yield	Estimated Initial Cash Yield	Approximate Lease Term (Yrs)
Charlotte, NC	201,000	Office	$62,445	$49,210	2Q 17	9.5%	8.3%	15
Opelika, AL	165,000	Industrial	37,000	19,918	2Q 17	9.0%	7.1%	25
	366,000		$99,445	$69,128		9.3%	7.8%

FORWARD PURCHASE COMMITMENTS

Location	Sq. Ft.	Property Type	Maximum Acquisition Cost ($000)	Estimated Acquisition Date	Estimated Initial GAAP Yield	Estimated Initial Cash Yield	Approximate Lease Term (Yrs)
Grand Prairie, TX	215,000	Industrial	$24,725	2Q 17	7.6%	6.2%	20
Warren, MI(1)	260,000	Industrial	47,000	3Q 17	8.3%	7.3%	15
	475,000		$71,725		8.0%	6.9%

(1) Lexington provided a $4.6 million letter of credit to secure its obligation to purchase this property.

PROPERTY DISPOSITIONS

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition
JPMorgan Chase Bank National Association(2)	Lake Mary, FL	Office	$38,000	$2,490	$3,245	January
Puget Consumers Co-op d/b/a PCC Natural Markets	Edmunds, WA	Other	2,900	143	292	January
Carlson Restaurants, Inc.	Carrollton, TX	Office	29,406	1,790	2,161	February
James Hardie Building Products, Inc.	Waxahachie, TX	Industrial	16,420	1,850	3,400	February
Vacant	Garland, TX	Office	1,900	(12)	(6)	February
Vacant	Foxboro, MA	Office	4,130	(1,105)	(415)	March
			$92,756	$5,156	$8,677

(1) Quarterly period prior to sale annualized.

(2) Includes two properties.

These sales resulted in aggregate gains of $34.2 million and aggregate impairment charges of $2.7 million.

In addition, Lexington sold its 40% tenant-in-common interest in the Oklahoma City, Oklahoma office property for $6.2 million resulting in a gain of $1.5 million.

LOAN INVESTMENT DISPOSITIONS

Lexington collected $8.5 million in full satisfaction of the loan receivable owed from a tenant-in-common of the Oklahoma City, Oklahoma office property. In addition, Lexington sold the Kennewick, Washington loan receivable for $80.4 million, which resulted in a loan loss of $5.3 million.

LEASING

During the first quarter of 2017, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Houston	TX	Ricoh USA, Inc	01/2018	01/2019	78,895
2	Philadelphia	PA	N/A	03/2020	03/2021	1,220
2	Total office lease extensions					80,115

	Industrial / Multi-Tenant
1	Antioch	TN	N/A	02/2017	02/2020	474
1	Total industrial lease extensions					474

	Other
1	Staunton	VA	Food Lion, LLC/Delhaize America, Inc	02/2018	02/2023	23,000
2	Lexington	NC	Food Lion, LLC/Delhaize America, Inc	02/2018	02/2023	23,000
2	Total other lease extensions					46,000

5	Total lease extensions					126,589

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Houston	TX	Saipem America, Inc.	03/2028	54,426
2	Des Moines	IA	Marketlink, Inc.	04/2018	24,385
3-6	Honolulu	HI	N/A	2017-2020	1,403
6	Total new office leases				80,214

6	Total new leases				80,214
11	TOTAL NEW AND EXTENDED LEASES				206,803

(1) Leases greater than 10,000 square feet.

As of March 31, 2017, Lexington's portfolio was 96.2% leased, excluding any property subject to a mortgage loan in default.

BALANCE SHEET/CAPITAL MARKETS

In the first quarter of 2017, Lexington issued 1,593,603 common shares at an average price of $10.89 per share under its ATM offering program.

2017 EARNINGS GUIDANCE

Lexington now estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2017 will be within an expected range of $0.57 to $0.61. Lexington is reaffirming that its Adjusted Company FFO for the year ended December 31, 2017 will be within an expected range of $0.94 to $0.98 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FIRST QUARTER 2017 CONFERENCE CALL

Lexington will host a conference call today, Tuesday, May 9, 2017, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended March 31, 2017. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through August 9, 2017, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada), pin code for all replay numbers is 10105943. A live webcast of the conference call will be available at www.lxp.com within the Investors section.

ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2017, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt and other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

# # #

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended March 31,
	2017	2016
Gross revenues:
Rental	$88,654	$103,220
Tenant reimbursements	7,445	8,057
Total gross revenues	96,099	111,277
Expense applicable to revenues:
Depreciation and amortization	(42,891)	(43,127)
Property operating	(12,116)	(12,078)
General and administrative	(9,457)	(7,775)
Non-operating income	2,621	2,867
Interest and amortization expense	(19,725)	(22,893)
Debt satisfaction charges, net	—	(162)
Impairment charges and loan losses	(7,992)	—
Gains on sales of properties	34,193	17,015
Income before provision for income taxes and equity in earnings of non-consolidated entities	40,732	45,124
Provision for income taxes	(422)	(413)
Equity in earnings of non-consolidated entities	1,910	5,742
Net income	42,220	50,453
Less net income attributable to noncontrolling interests	(180)	(1,010)
Net income attributable to Lexington Realty Trust shareholders	42,040	49,443
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)
Allocation to participating securities	(71)	(90)
Net income attributable to common shareholders	$40,397	$47,781

Net income attributable to common shareholders - per common share basic	$0.17	$0.21
Weighted-average common shares outstanding – basic	237,179,526	232,642,803

Net income attributable to common shareholders - per common share diluted	$0.17	$0.20
Weighted-average common shares outstanding – diluted	241,088,049	238,885,171

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited and in thousands, except share and per share data)

	March 31, 2017	December 31, 2016
Assets:
Real estate, at cost	$3,577,239	$3,533,172
Real estate - intangible assets	574,570	597,294
Investments in real estate under construction	69,128	106,652
	4,220,937	4,237,118
Less: accumulated depreciation and amortization	1,193,639	1,208,792
Real estate, net	3,027,298	3,028,326
Assets held for sale	10,080	23,808
Cash and cash equivalents	177,301	86,637
Restricted cash	63,548	31,142
Investment in and advances to non-consolidated entities	62,963	67,125
Deferred expenses, net	32,431	33,360
Loans receivable, net	—	94,210
Rent receivable – current	6,622	7,516
Rent receivable – deferred	35,811	31,455
Other assets	30,651	37,888
Total assets	$3,446,705	$3,441,467

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$730,310	$738,047
Term loans payable, net	501,348	501,093
Senior notes payable, net	494,571	494,362
Trust preferred securities, net	127,121	127,096
Dividends payable	47,719	47,264
Liabilities held for sale	48	191
Accounts payable and other liabilities	44,326	59,601
Accrued interest payable	11,870	6,704
Deferred revenue - including below market leases, net	41,464	39,895
Prepaid rent	17,934	14,723
Total liabilities	2,016,711	2,028,976

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 240,394,082 and 238,037,177 shares issued and outstanding in 2017 and 2016, respectively	24	24
Additional paid-in-capital	2,819,058	2,800,736
Accumulated distributions in excess of net income	(1,502,217)	(1,500,966)
Accumulated other comprehensive income (loss)	259	(1,033)
Total shareholders’ equity	1,411,140	1,392,777
Noncontrolling interests	18,854	19,714
Total equity	1,429,994	1,412,491
Total liabilities and equity	$3,446,705	$3,441,467

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$40,397	$47,781

Weighted-average number of common shares outstanding - basic	237,179,526	232,642,803

Net income attributable to common shareholders - per common share basic	$0.17	$0.21

Diluted:
Net income attributable to common shareholders - basic	$40,397	$47,781
Impact of assumed conversions	(19)	1,046
Net income attributable to common shareholders	$40,378	$48,827

Weighted-average common shares outstanding - basic	237,179,526	232,642,803
Effect of dilutive securities:
Share options	136,881	132,191
6.00% Convertible Guaranteed Notes	—	1,941,237
Operating Partnership Units	3,771,642	3,820,192
Non-vested shares	—	348,748
Weighted-average common shares outstanding - diluted	241,088,049	238,885,171

Net income attributable to common shareholders - per common share diluted	$0.17	$0.20

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & COMPANY FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2017	2016
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$40,397	$47,781
Adjustments:
Depreciation and amortization	41,542	41,193
Impairment charges - real estate	2,698	—
Noncontrolling interests - OP units	(19)	735
Amortization of leasing commissions	1,349	1,934
Joint venture and noncontrolling interest adjustment	340	236
Gains on sales of properties, including non-consolidated entities	(35,645)	(22,343)
FFO available to common shareholders and unitholders - basic	50,662	69,536
Preferred dividends	1,572	1,572
Interest and amortization on 6.00% Convertible Guaranteed Notes	—	252
Amount allocated to participating securities	71	90
FFO available to all equityholders and unitholders - diluted	52,305	71,450
Debt satisfaction charges, net	—	162
Loan loss	5,294	—
Transaction costs	186	146
Adjusted Company FFO available to all equityholders and unitholders - diluted	57,785	71,758

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line adjustments	(2,909)	(11,139)
Lease incentives	431	423
Amortization of above/below market leases	514	456
Lease termination payments, net	235	(2,411)
Non-cash interest, net	155	(382)
Non-cash charges, net	2,146	2,207
Tenant improvements	(1,762)	(720)
Lease costs	(1,671)	(1,230)
Company Funds Available for Distribution	$54,924	$58,962

Per Common Share and Unit Amounts
Basic:
FFO	$0.21	$0.29

Diluted:
FFO	$0.21	$0.29
Adjusted Company FFO	$0.23	$0.29

Basic:
Weighted-average common shares outstanding - basic EPS	237,179,526	232,642,803
Operating partnership units(1)	3,771,642	3,820,192
Weighted-average common shares outstanding - basic FFO	240,951,168	236,462,995

Diluted:
Weighted-average common shares outstanding - diluted EPS	241,088,049	238,885,171
Unvested share-based payment awards	691,936	—
Preferred shares - Series C	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	246,490,555	243,595,741

(1)	Includes OP units other than OP units held by Lexington.

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

2017 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2017
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.57	$0.61
Depreciation and amortization	0.68	0.68
Impact of capital transactions	(0.31)	(0.31)
Estimated Adjusted Company FFO per diluted common share	$0.94	$0.98

(1)	Assumes all convertible securities are dilutive.

LEXINGTON REALTY TRUST

2017 First Quarter Investment / Capital Recycling Summary

PROPERTY INVESTMENTS

	Primary Tenant (Guarantor)	Location		Property Type	Initial Basis ($000)	Initial Estimated Annualized GAAP Rent ($000)	Initial Estimated Annualized Cash Rent ($000) (1)	Initial Estimated GAAP Yield (1)	Initial Estimated Cash Yield (1)	Month Closed	Primary Lease Expiration
1	The Dow Chemical Company(2)	Lake Jackson	TX	Office	$70,401	$6,177	$5,022	9.5%	7.7%	Jan	10/2036
2	Amazon.com.ksdc, LLC (Amazon.com, Inc.) (3)	New Century	KS	Industrial	12,056	1,240	1,049	7.1%	6.0%	Feb	01/2027
3	Continental Tire the Americas, LLC (4)	Lebanon	IN	Industrial	36,194	2,281	2,337	6.3%	6.5%	Feb	01/2024
3	TOTAL PROPERTY INVESTMENTS				$118,651	$9,698	$8,408	8.1%	7.0%

CAPITAL RECYCLING

	PROPERTY DISPOSITIONS (5)
	Primary Tenant	Location		Property Type	Gross Sale Price ($000)	Annualized Net Income ($000) (6)	Annualized NOI ($000)(1)(6)	Month of Disposition	% Leased	Gross Sale Price PSF
1-2	JPMorgan Chase Bank, National Association	Lake Mary	FL	Office	$38,000	$2,490	$3,245	Jan	100%	$151.35
3	Puget Consumers Co-op d/b/a PCC Natural Markets	Edmonds	WA	Other	2,900	143	292	Jan	100%	81.79
4	Carlson Restaurants Inc.	Carrollton	TX	Office	29,406	1,790	2,161	Feb	100%	226.20
5	James Hardie Building Products, Inc.	Waxahachie	TX	Industrial	16,420	1,850	3,400	Feb	100%	48.93
6	Vacancy	Garland	TX	Office	1,900	(12)	(6)	Feb	0%	6.82
7	Vacancy	Foxboro	MA	Office	4,130	(1,105)	(415)	March	0%	48.91
7	TOTAL PROPERTY DISPOSITIONS				$92,756	$5,156	$8,677

	LOAN INVESTMENT SATISFACTIONS

	Location	Satisfaction ($000)	Basis ($000)	Month
1	Kennewick, WA (7)	$80,385	$85,234	February
2	Oklahoma City, OK	8,420	8,420	February
2	TOTAL LOAN INVESTMENT SATISFACTIONS	$88,805	$93,654

Footnotes

(1)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Final building completed. Estimated GAAP and cash yields reflect estimated annualized GAAP and initial cash rents for all four buildings of $14.9 million and $12.1 million, respectively, estimated costs of completion of all four buildings, and estimated developer partner payout of approximately $8.0 million.
(3)	Initial basis excludes a $2.3 million future tenant allowance, which was credited at closing. Property subject to a ground lease with an initial annual payment of $188 thousand subject to CPI adjustments.
(4)	Initial estimated annualized cash rent excludes a year-one partial rent abatement, which was credited at closing.
(5)	In addition, Lexington received $6.2 million for the sale of its interest in an office property in Oklahoma City, OK.
(6)	4Q 2016 annualized.
(7)	Assignment.

LEXINGTON REALTY TRUST

2017 First Quarter Build-to-Suit Projects / Forward Purchase Commitments

BUILD-TO-SUIT PROJECTED CONSTRUCTION FUNDING SCHEDULE (1)

	Location		Sq. Ft	Property Type	Approximate Lease Term (Years)	Maximum Commitment/ Estimated Completion Cost ($000)	Investment balance as of 3/31/17 ($000) (2)	Estimated Cash Investment Next 12 Months ($000)				Estimated Completion/ Acquisition Date	Estimated Initial GAAP Yield (3)	Estimated Initial Cash Yield (3)
								Q2 2017	Q3 2017	Q4 2017	Q1 2018
1	Charlotte	NC	201,000	Office	15	$62,445	$49,210	$12,300	$-	$-	$-	2Q 17	9.5%	8.3%
2	Opelika	AL	165,000	Industrial	25	37,000	19,918	16,600	-	-	-	2Q 17	9.0%	7.1%
2	TOTAL BUILD-TO-SUIT PROJECTS					$99,445	$69,128	$28,900	$-	$-	$-

FORWARD PURCHASE COMMITMENTS (1)

	Location	Sq. Ft.	Property Type	Approximate Lease Term (Years)	Maximum Acquisition Cost ($000)	Estimated Completion Date	Estimated GAAP Yield (3)	Estimated Initial Cash Yield (3)
1	Grand Prairie, TX	215,000	Industrial	20	$24,725	2Q 17	7.6%	6.2%
2	Warren, MI (4)	260,000	Industrial	15	47,000	3Q 17	8.3%	7.3%
					$71,725

2	TOTAL FORWARD PURCHASE COMMITMENTS

Footnotes

(1)	Lexington can give no assurance that any of the build-to-suit projects or other potential investments that are under commitment or contract or in process will be completed or, if completed, will perform to Lexington's expectations.
(2)	Investment balance in accordance with GAAP included in investment in real estate under construction. Aggregate equity invested is $70.7 million.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Lexington provided a $4.6 million letter of credit to secure its obligation to purchase this property.

LEXINGTON REALTY TRUST

2017 First Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	Prior GAAP Rent Per Annum ($000)	New Cash Rent Per Annum ($000)(1)(3)	Prior Cash Rent Per Annum ($000)(3)

	Office / Multi-Tenant Office
1	Ricoh USA, Inc.	Houston	TX	01/2018	01/2019	78,895	$1,183	$1,154	$1,183	$1,144
2	Car-Tel Communications, Inc.	Philadelphia	PA	03/2020	03/2021	1,220	62	56	62	56
2	Total office lease extensions					80,115	$1,245	$1,210	$1,245	$1,200

	Industrial / Multi-Tenant Industrial
1	Amerifleet Transportation, Inc.	Antioch	TN	02/2017	02/2020	474	$28	$26	$28	$26
1	Total industrial lease extension					474	$28	$26	$28	$26
				`
	Other
1	Food Lion, LLC / Delhaize America, Inc.	Staunton	VA	02/2018	02/2023	23,000	$166	$166	$166	$166
2	Food Lion, LLC / Delhaize America, Inc.	Lexington	NC	02/2018	02/2023	23,000	138	138	138	138
2	Total other lease extensions					46,000	$304	$304	$304	$304

5	TOTAL EXTENDED LEASES					126,589	$1,577	$1,540	$1,577	$1,530

NEW LEASES

	Tenant (Guarantor)	Location		Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	New Cash Rent Per Annum ($000)(1)(3)
	Office/Multi-Tenant Office
1	Saipem America, Inc. (Saipem S.p.A.)	Houston	TX	03/2028	54,426	$699	$735
2	Marketlink, Inc.	Des Moines	IA	04/2018	24,385	317	317
3-6	Various	Honolulu	HI	2017-2020	1,403	12	12
6	Total office new leases				80,214	$1,028	$1,064

6	TOTAL NEW LEASES				80,214	$1,028	$1,064

11	TOTAL NEW AND EXTENDED LEASES				206,803	$2,605	$2,641

LEXINGTON REALTY TRUST

2017 First Quarter Leasing Summary (Continued)

LEASE NON-RENEWALS (2)

	Tenant (Guarantor)	Location		Lease Expiration Date	Sq. Ft.	YTD 12/31/2016 GAAP Rent ($000) (4)	YTD 12/31/2016 Cash Rent ($000)(3)(4)
	Office
1	Transocean Offshore Deepwater Drilling, Inc. (Transocean Sedco Forex, Inc.) (5)	Houston	TX	01/2017	155,040	$2,576	$2,636
2	Roche Diagnostics Operations, Inc.	Fishers	IN	01/2017	193,000	2,935	3,579

2	TOTAL LEASE NON-RENEWALS				348,040	$5,511	$6,215

Footnotes

(1)	Assumes twelve months rent from the later of 4/1/17 or lease commencement/extension, excluding free rent periods as applicable.
(2)	Excludes multi-tenant properties.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Excludes termination income.
(5)	Lexington re-leased 54,426 square feet through 03/2028.

LEXINGTON REALTY TRUST

Other Revenue Data

3/31/2017

($000)

Other Revenue Data

	GAAP Rent
Asset Class	Three months ended
	3/31/17 (1)	3/31/17 Percentage	3/31/16 Percentage (5)
Office	$44,810	52.2%	49.0%
Industrial	35,507	41.4%	33.4%
Multi-tenant	2,657	3.1%	1.8%
Other	2,870	3.3%	15.8%
	$85,844	100.0%	100.0%

	GAAP Rent
Credit Ratings (2)	Three months ended
	3/31/17 (1)	3/31/17 Percentage	3/31/16 Percentage
Investment Grade	$33,736	39.3%	32.2%
Non-Investment Grade	13,768	16.0%	14.1%
Unrated	38,340	44.7%	53.7%
	$85,844	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 3/31/17	As of 3/31/16
	8.8 years	9.2 years	(3)

Rent Estimates for Current Assets

Year	GAAP (4)	Cash (4)	Difference
2017 - remaining	$256,013	$242,828	$(13,185)
2018	328,357	316,413	(11,944)

Footnotes

(1)	Three months ended 3/31/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 3/31/2017.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Adjusted to reflect NY land leases to first purchase option date.
(4)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 3/31/2017, and (3) no properties are sold or acquired after 3/31/2017.
(5)	Houston, TX (Industrial Terminals Management L.L.C.) and Missouri City, TX (Vulcan Construction Materials, LP) reclassed to industrial from "other".

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

3/31/2017

($000)

Same-Store NOI (1)

	Three months ended March 31,
	2017	2016
Total Cash Rent	$76,263	$77,286
Tenant Reimbursements	6,254	6,647
Property Operating Expenses	(10,527)	(9,864)
Same-Store NOI	$71,990	$74,069

Change in Same-Store NOI	(2.8%)

Same-Store Percent Leased (2)	As of 3/31/17	As of 3/31/16
	95.7%	98.1%

Lease Escalation Data (3)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired and sold in 2017 and 2016 and properties subject to mortgage loans in default at March 31, 2017. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes properties acquired or sold in 2017 and 2016 and properties subject to mortgage loans in default as of 3/31/2017.
(3)	Based on three months consolidated cash rents for single-tenant leases (properties greater than 70% leased) owned as of March 31, 2017. Excludes parking operations and rents from prior tenants.

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

3/31/2017

($000, except square footage)

Asset Class	YE 2014	YE 2015	YE 2016	Q1 2017

Office
% of ABR (1)	51.2%	49.6%	52.9%	52.2%
LTL (5)	31.4%	23.2%	26.9%	33.6%
STL (6)	68.6%	76.8%	73.1%	66.4%
Leased	98.6%	99.6%	99.6%	99.6%
Wtd. Avg. Lease Term (2)	7.4	7.2	7.2	7.6
Mortgage Debt	$426,635	$329,696	$490,948	$484,815
% Investment Grade (1)	53.3%	48.0%	48.1%	51.3%
Square Feet	13,264,134	12,847,877	11,569,940	11,115,737

Industrial
% of ABR (1)	25.4%	30.5%	39.7%	41.4%
LTL (5)	47.9%	47.4%	50.8%	47.7%
STL (6)	52.1%	52.6%	49.2%	52.3%
Leased	99.7%	99.6%	99.9%	99.9%
Wtd. Avg. Lease Term (2)	8.8	10.1	10.4	10.3
Mortgage Debt	$177,951	$292,293	$240,790	$239,059
% Investment Grade (1)	26.6%	27.9%	26.2%	27.0%
Square Feet	22,745,140	25,693,585	27,476,653	28,329,380

Multi-Tenant
% of ABR (1)	8.6%	3.0%	3.8%	3.1%
Leased	53.9%	44.1%	43.2%	45.2%
Wtd. Avg. Lease Term (2)	6.9	3.4	3.0	3.0
Mortgage Debt	$116,763	$14,118	$10,586	$10,559
% Investment Grade (1)	19.3%	36.9%	14.2%	22.9%
Square Feet	2,414,889	2,301,864	2,971,126	2,955,966

Other
% of ABR (1)	14.8%	16.9%	3.6%	3.3%
LTL (5)	86.8%	88.0%	42.7%	39.4%
STL (6)	13.2%	12.0%	57.3%	60.6%
Leased	94.3%	98.0%	100.0%	100.0%
Wtd. Avg. Lease Term (2)(3)	18.2	18.5	14.6	14.8
Mortgage Debt	$226,645	$255,218	$2,849	$2,827
% Investment Grade (1)	4.5%	3.3%	17.8%	18.8%
Square Feet	1,447,724	1,426,697	1,306,578	1,271,119

Loans Receivable	$105,635	$95,871	$94,210	$-
Construction in progress (4)	$121,184	$103,954	$111,771	$73,896

Footnotes

(1) Percentage of GAAP rent, excluding termination income, for consolidated properties owned as of each respective period.

(2) Cash basis.

(3) Cash basis adjusted to reflect NY land leases to the first purchase option date, as applicable.

(4) Includes development classified as real estate under construction on a consolidated basis.

(5) Long-term leases ("LTL") are defined as leases having a remaining term of ten years or longer.

(6) Short-term leases ("STL") are defined as leases having a remaining term of less than ten years.

LEXINGTON REALTY TRUST

Portfolio Composition

3/31/2017

Footnotes

(1) Based on gross book value of real estate assets and real estate under construction as of 3/31/2017.

(2) Based on respective period GAAP rent, excluding termination income.

LEXINGTON REALTY TRUST

Components of Net Asset Value

3/31/2017

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties three month net operating income (NOI) (1)
Office	$41,878
Industrial	34,481
Multi-Tenant	938
Other	1,807
Total Net Operating Income	$79,104

Lexington's share of non-consolidated three month NOI (1)
Office	$104
Other	264
$368
Other income
Advisory fees	$236

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets less than 70% leased	$103,542
Wholly-owned assets acquired in 2017 (2)	$48,250
Non-consolidated asset completed in 2016 (3)	$54,883

Add other assets:
Assets held for sale	$10,080
Development investment at cost incurred	75,437
Cash and cash equivalents	177,301
Restricted cash	63,548
Accounts receivable, net	6,622
Other assets	30,651
Total other assets	$363,639

Liabilities:
Corporate level debt (face amount)	$1,134,120
Mortgages and notes payable (face amount)	737,260
Liabilities held for sale	48
Dividends payable	47,719
Accounts payable, accrued expenses and other liabilities	74,130
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	8,441
Total deductions	$2,098,488

Common shares & OP units at 3/31/2017	244,165,724

Footnotes

(1)	NOI for the existing property portfolio at March 31, 2017, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2017. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes Lake Jackson, TX, which is included in NOI above.
(3)	Lexington continues to fund loan completion close-out costs relating to Katy, TX.

LEXINGTON REALTY TRUST

Top Markets

3/31/2017

	Core Based Statistical Area (2)	Percent of GAAP Rent as of 3/31/17 (1)
1	Houston-Sugar Land-Baytown, TX	10.7%
2	Dallas-Fort Worth-Arlington, TX	4.8%
3	Memphis, TN-MS-AR	4.7%
4	Kansas City, MO-KS	4.2%
5	New York-Northern New Jersey-Long Island, NY-NJ-PA	3.9%
6	Kennewick-Pasco-Richland, WA	3.8%
7	Phoenix-Mesa-Scottsdale, AZ	3.5%
8	Richmond, VA	3.4%
9	Detroit-Warren-Livonia, MI	2.9%
10	Chicago-Naperville-Joliet, IL-IN-WI	2.9%
11	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	2.6%
12	Denver-Aurora, CO	2.3%
13	Columbus, OH	2.2%
14	Las Vegas-Paradise, NV	2.0%
15	San Jose-Sunnyvale-Santa Clara, CA	1.9%
16	Jackson, MS	1.8%
17	Atlanta-Sandy Springs-Marietta, GA	1.6%
18	Washington-Arlington-Alexandria, DC-VA-MD-WV	1.5%
19	Indianapolis-Carmel, IN	1.4%
20	Charlotte-Gastonia-Rock Hill, NC-SC	1.4%
	Total Top Markets (3)	63.3%

Footnotes

(1)	Three months ended 3/31/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 3/31/2017.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Single-Tenant Office Markets (1)(2)

3/31/2017

Footnotes

(1)	Three months ended 3/31/2017 GAAP rent, excluding termination income, recognized for consolidated single-tenant office properties owned as of 3/31/2017.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.

LEXINGTON REALTY TRUST

Tenant Industry Diversification (1)

3/31/2017

Footnotes

(1) Three months ended 3/31/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 3/31/2017.

LEXINGTON REALTY TRUST

Top 10 Tenants or Guarantors

3/31/2017

Top 10 Tenants or Guarantors - GAAP Basis

Tenants or Guarantors	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)	GAAP Rent as of 3/31/2017 ($000) (1)	Percent of GAAP Rent as of 3/31/2017 ($000) (1) (2)
The Dow Chemical Company	1	664,100	1.5%	$3,481	4.1%
Preferred Freezer Services of Richland, LLC / Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC	1	456,412	1.0%	3,283	3.8%
FedEx Corporation / Federal Express Corporation	2	661,616	1.5%	3,037	3.5%
Metalsa Structural Products, Inc. / Dana Structural Products, LLC / Dana Holding Corporation and Dana Limited	7	2,053,359	4.7%	2,485	2.9%
United States of America	3	398,214	0.9%	2,446	2.8%
Nissan North America, Inc.	2	1,691,049	3.9%	2,406	2.8%
Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	2	476,123	1.1%	1,961	2.3%
McGuireWoods LLP	1	224,537	0.5%	1,796	2.1%
Morgan, Lewis & Bockius LLP	1	289,432	0.7%	1,754	2.0%
Industrial Terminals Management, L.L.C. / Maritime Holdings (Delaware) LLC	1	132,449	0.3%	1,693	2.0%
	21	7,047,291	16.1%	$24,342	28.4%

Footnotes

(1) Three months ended 3/31/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 3/31/2017.

(2) Total shown may differ from detailed amounts due to rounding.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Single-Tenant Properties GAAP Basis

3/31/2017

($000)

Year	Number of Leases Expiring	GAAP Rent as of 3/31/2017	Percent of GAAP Rent as of 3/31/2017	Percent of GAAP Rent as of 3/31/2016
2017 - remaining	7	$2,255	2.7%	4.3%
2018	28	5,826	7.1%	6.1%
2019	24	7,867	9.5%	7.7%
2020	12	3,924	4.8%	5.8%
2021	12	5,362	6.5%	6.0%
2022	4	2,068	2.5%	3.3%
2023	9	3,271	4.0%	3.0%
2024	11	4,193	5.1%	3.1%
2025	18	7,939	9.6%	8.4%
2026	14	4,522	5.5%	5.0%
Thereafter	51	35,281	42.8%	43.5%

Total (1)	190	$82,508	100.0%

Footnotes

(1) Total shown may differ from detailed amounts due to rounding and does not include multi-tenant properties, parking operations and lease termination income.

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Properties GAAP Basis

3/31/2017

($000)

Year	Number of Leases Expiring	GAAP Rent as of 3/31/2017	Percent of GAAP Rent as of 3/31/2017
2017 - remaining	35	$2,391	2.8%
2018	43	6,405	7.6%
2019	31	8,256	9.7%
2020	15	3,949	4.7%
2021	18	6,329	7.5%
2022	4	2,068	2.4%
2023	9	3,271	3.9%
2024	12	4,193	5.0%
2025	19	8,041	9.5%
2026	14	4,522	5.3%
Thereafter	52	35,281	41.7%

Total (1)	252	$84,706	100.0%

Footnotes

(1) Total shown may differ from detailed amounts due to rounding and does not include parking operations and lease termination income.

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 3/31/2017 ($000) (3)	Cash Rent as of 3/31/2017 ($000) (2)	3/31/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2017	9/30/2017	9201 East Dry Creek Rd.	Centennial	CO	—	Arrow Electronics, Inc.	128,500	564	709	-	-
	10/31/2017	4455 American Way	Baton Rouge	LA	—	New Cingular Wireless PCS, LLC	70,100	265	275	-	-
		5201 West Barraque St.	Pine Bluff	AR	—	Entergy Services, Inc.	27,189	80	97	-	-
	12/1/2017	800 East Canal St.	Richmond	VA	5	CRG-Richmond Tenant, LLC	42,947	82	82	-	-
2018	2/28/2018	10475 Crosspoint Blvd.	Indianapolis	IN	—	DMC Insurance Inc.	3,764	17	17	-	-
		850-950 Warrenville Rd.	Lisle	IL	—	Flexible Steel Lacing Company, d/b/a Flexco, Inc.	7,535	36	36	-	-
	5/30/2018	13651 McLearen Rd.	Herndon	VA	—	United States of America	159,644	851	935	-	-
	5/31/2018	8900 Freeport Pkwy.	Irving	TX	—	Pacific Union Financial, LLC.	43,396	196	228	-	-
	6/30/2018	100 Barnes Rd.	Wallingford	CT	—	3M Company	44,400	127	132	-	-
		420 Riverport Rd.	Kingsport	TN	—	Kingsport Power Company	42,770	32	78	-	-
	8/31/2018	3500 North Loop Rd.	McDonough	GA	—	Litton Loan Servicing LP	62,218	246	341	-	-
	9/30/2018	1701 Market St.	Philadelphia	PA	—	CBC Restaurant Corp.	8,070	53	56	-	-
	10/31/2018	3943 Denny Ave.	Pascagoula	MS	—	Huntington Ingalls Incorporated	94,841	148	148	-	-
	12/22/2018	5200 Metcalf Ave.	Overland Park	KS	—	Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	320,198	1,354	1,346	33,279	05/2019
2019	1/31/2019	2999 Southwest 6th St.	Redmond	OR	—	VoiceStream PCS I, LLC / T-Mobile West Corporation (T-Mobile USA, Inc.)	77,484	367	446	-	-
		820 Gears Rd.	Houston	TX	—	Ricoh USA, Inc.	78,895	287	283	-	-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	—	Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	155,925	607	607	15,886	05/2019
	6/19/2019	3965 Airways Blvd.	Memphis	TN	—	Federal Express Corporation	521,286	1,753	1,764	-	-
	6/30/2019	3265 East Goldstone Dr.	Meridian	ID	—	VoiceStream PCS Holding, LLC / T-Mobile PCS Holdings, LLC (T-Mobile USA, Inc.)	77,484	276	363	8,770	08/2019
	7/15/2019	19019 North 59th Ave.	Glendale	AZ	—	Honeywell International Inc.	252,300	475	484	-
	7/31/2019	500 Jackson St.	Columbus	IN	—	Cummins Inc.	390,100	1,135	1,190	15,550	07/2019
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	John Wiley & Sons, Inc.	123,416	567	579	-	-
		9601 Renner Blvd.	Lenexa	KS	—	VoiceStream PCS II Corporation (T-Mobile USA, Inc.)	77,484	286	372	8,950	12/2019
	12/31/2019	850-950 Warrenville Rd.	Lisle	IL	4	National-Louis University	91,879	375	398	9,228	N/A
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	—	Canon Solutions America, Inc. (Oce - USA Holding, Inc.)	143,290	561	625	19,292	02/2020
	5/31/2020	2401 Cherahala Blvd.	Knoxville	TN	—	AdvancePCS, Inc. / CaremarkPCS, L.L.C.	59,748	193	190	-	-
	6/30/2020	3711 San Gabriel	Mission	TX	—	VoiceStream PCS II Corporation / T-Mobile West Corporation	75,016	247	240	-	-
	7/31/2020	13775 McLearen Rd.	Herndon	VA	12	Orange Business Services U.S., Inc. (Equant N.V.)	132,617	418	447	-	-
	8/31/2020	133 First Park Dr.	Oakland	ME	—	Omnipoint Holdings, Inc. (T-Mobile USA, Inc.)	78,610	287	368	8,549	10/2020
	9/30/2020	9200 South Park Center Loop	Orlando	FL	4	Zenith Education Group, Inc. (ECMC Group, Inc.)	59,927	284	292	9,309	N/A
	10/31/2020	12209 West Markham St.	Little Rock	AR	—	Entergy Arkansas, Inc.	36,311	59	59	-	-
2021	1/31/2021	1701 Market St.	Philadelphia	PA	—	Morgan, Lewis & Bockius LLP	289,432	1,075	1,103	-	-
	3/31/2021	1701 Market St.	Philadelphia	PA	—	Car-Tel Communications, Inc.	1,220	14	14	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	New Jersey Natural Gas Company	157,511	943	943	13,392	01/2021
		2050 Roanoke Rd.	Westlake	TX	—	Charles Schwab & Co., Inc.	130,199	250	261	-	-
	8/31/2021	333 Three D Systems Cir.	Rock Hill	SC	—	3D Systems Corporation	80,028	172	177	-	-
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	—	CAE SimuFlite, Inc. (CAE INC.)	123,734	582	642	13,091	11/2021
	12/31/2021	2800 Waterford Lake Dr.	Midlothian	VA	—	Alstom Power, Inc.	99,057	546	577	-	-
2022	6/30/2022	8555 South River Pkwy.	Tempe	AZ	—	Versum Materials US, LLC	95,133	438	415	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	—	CoxCom, LLC	28,591	140	140	-	-
	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	—	CEC Educational Services, LLC (Career Education Corporation)	317,198	1,155	1,121	-	-

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 3/31/2017 ($000) (3)	Cash Rent as of 3/31/2017 ($000) (2)	3/31/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	—	Rogue Wave Software, Inc.	20,000	86	73	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	—	Nissan Motor Acceptance Corporation (Nissan North America, Inc.)	225,049	856	917	-	-
	8/31/2023	400 Butler Farm Rd.	Hampton	VA	7	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company) / Wisconsin Physicians Service Insurance Corp.	100,632	251	259	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox Corporation	202,000	1,660	1,768	41,945	12/2023
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	—	MED3000, Inc.	32,000	143	140	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank, N.A.	169,083	487	469	-	-
		3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank, N.A.	169,218	506	470	-	-
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	—	RGN-Indianapolis I, LLC	14,236	75	75	-	-
	10/31/2024	1409 Centerpoint Blvd.	Knoxville	TN	—	Alstom Power, Inc.	84,404	314	298	-	-
	11/30/2024	6200 Northwest Pkwy.	San Antonio	TX	—	United HealthCare Services, Inc.	142,500	489	512	-	-
	12/31/2024	12000 & 12025 Tech Center Dr.	Livonia	MI	—	Kelsey-Hayes Company (TRW Automotive Inc.)	180,230	423	410	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Triumph Aerostructures, LLC (Triumph Group, Inc.)	111,409	404	427	-	-
	2/28/2025	6555 Sierra Dr.	Irving	TX	—	TXU Energy Retail Company, LLC (Texas Competitive Electric Holding Company, LLC)	247,254	701	762	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	Cyient, Inc. (Infotech Enterprise Limited)	13,590	53	54	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	—	Experian Information Solutions, Inc. / TRW, Inc.(Experian Holdings, Inc.)	292,700	742	768	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	—	TruMark Financial Credit Union	2,641	61	61	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	—	Georgia Power Company	111,911	356	338	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	—	Schlumberger Holdings Corp.	554,385	1,510	1,356	-	-
	11/30/2025	11707 Miracle Hills Dr.	Omaha	NE	—	Wipro Data Center and Cloud Services, Inc. (Infocrossing, Inc.)	85,200	292	292	-	-
	12/31/2025	2005 East Technology Cir.	Tempe	AZ	—	Wipro Data Center and Cloud Services, Inc. (Infocrossing, Inc.)	60,000	282	282	-	-
		4001 International Pkwy.	Carrollton	TX	—	Motel 6 Operating, LP	138,443	556	548	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	—	InVentiv Communications, Inc.	97,000	277	285	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	—	Richmond Belly Ventures, LLC (David Duke, Lauren Duke, Terrence Kee, Cara Kee and John Bokel)	2,568	19	19	-	-
	6/30/2026	10419 North 30th St.	Tampa	FL	—	Time Customer Service, Inc. / Time Incorporated	132,981	189	274	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	—	AMZN WVCS LLC (Amazon.com, Inc.)	68,693	317	278	-	-
	12/29/2026	5500 New Albany Rd.	Columbus	OH	—	Evans, Mechwart, Hambleton & Tilton, Inc.	104,807	434	419	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	—	Drybar Holdings LLC	1,975	34	26	-	-
	2/28/2027	800 East Canal St.	Richmond	VA	—	Pacific Summit Energy LLC (Sumitomo Corporation of Americas)	8,503	1	1	-	-
	4/30/2027	1315 West Century Dr.	Louisville	CO	—	Global Healthcare Exchange, Inc. (Global Healthcare Exchange, LLC)	86,877	322	305	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	—	Boehringer Ingelheim Vetmedica, Inc. (Boehringer Ingelheim USA Corporation)	98,849	498	465	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	—	MS Consultants, Inc.	42,290	160	152	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	—	TMG Health, Inc.	150,000	625	517	-	-
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	—	United States of America	169,585	1,220	1,091	34,551	11/2027
	11/30/2027	1700 Millrace Dr.	Eugene	OR	10	Oregon Research Institute / Educational Policy Improvement Center	80,011	523	445	-	-
	12/31/2027	333 Mt. Hope Ave.	Rockaway	NJ	—	Atlantic Health System, Inc.	92,326	298	329	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	—	TriZetto Corporation	166,912	961	899	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	—	Nevada Power Company	282,000	1,063	772	-	-
	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	—	Faurecia USA Holdings, Inc.	278,000	887	797	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	—	McGuireWoods LLP	224,537	1,796	1,662	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	—	CCA Industries, Inc. (The Riverstone Group, LLC),	25,707	173	164	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	—	United States of America	68,985	375	356	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	—	Towne Bank	26,047	172	144	-	-
2032	10/31/2032	143 Diamond Ave.	Parachute	CO	—	Encana Oil and Gas (USA) Inc. (Alenco Inc.)	49,024	321	274	-	-
	12/31/2032	3030 North 3rd St.	Phoenix	AZ	—	CopperPoint Mutual Insurance Company	252,400	1,264	1,065	-	-

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 3/31/2017 ($000) (3)	Cash Rent as of 3/31/2017 ($000) (2)	3/31/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2033	11/30/2033	1331 Capitol Ave.	Omaha	NE	—	The Gavilon Group, LLC	127,810	828	735	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	—	The Dow Chemical Company	664,100	3,481	3,032	195,523	10/2036
2088	8/8/2088	800 East Canal St.	Richmond	VA	—	The City of Richmond, Virginia	-	103	103	-	-
N/A	N/A	1701 Market St.	Philadelphia	PA	—	Parking Operations	-	679	679	-	-
	Vacancy	1701 Market St.	Philadelphia	PA	—	(Available for Lease)	699	-	-	-	-
		810 Gears Rd.	Houston	TX	—	(Available for Lease)	9,910	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	(Available for Lease)	36,809	-	-	-	-
OFFICE TOTAL/WEIGHTED AVERAGE						99.6% Leased	11,115,737	$44,810	$44,147	$484,815

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 3/31/2017 ($000) (3)	Cash Rent as of 3/31/2017 ($000) (2)	3/31/2017 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2017	4/30/2017	3600 Army Post Rd.	Des Moines	IA	16	HP Enterprise Services, LLC	405,000	513	671	-	-
	9/30/2017	250 Swathmore Ave.	High Point	NC	—	Steelcase Inc.	244,851	272	288	-	-
	12/31/2017	2203 Sherrill Dr.	Statesville	NC	—	Ozburn-Hessey Logistics, LLC (OHH Acquisition Corporation)	639,800	479	525	-	-
2018	6/30/2018	1133 Poplar Creek Rd.	Henderson	NC	—	Staples, Inc.	196,946	215	222	-	-
		1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics, Inc.	772,450	336	337	-	-
	9/30/2018	50 Tyger River Dr.	Duncan	SC	—	Plastic Omnium Auto Exteriors, LLC	221,833	256	256	-	-
		904 Industrial Rd.	Marshall	MI	—	Tenneco Automotive Operating Company, Inc. (Tenneco, Inc.)	246,508	174	210	-	-
	12/31/2018	120 Southeast Pkwy. Dr.	Franklin	TN	—	Essex Group, Inc. (United Technologies Corporation)	289,330	185	185	-	-
		2935 Van Vactor Dr.	Plymouth	IN	—	Bay Valley Foods, LLC	300,500	210	210	-	-
		749 Southrock Dr.	Rockford	IL	—	Jacobson Warehouse Company, Inc. (Jacobson Distribution Company and Jacobson Transportation Company, Inc.)	150,000	118	133	-	-
2019	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	—	L'Oreal USA S/D, Inc. (L’Oreal USA, Inc.)	649,250	653	704	17,216	09/2019
	12/31/2019	191 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	250,410	140	140	-	-
		200 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	400,522	224	224	-	-
		2415 US Hwy. 78 East	Moody	AL	—	Michelin North America, Inc.	595,346	352	355	-	-
		3686 South Central Ave.	Rockford	IL	—	Pierce Packaging Co.	93,000	78	78	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	—	Michelin North America, Inc.	1,164,000	852	852	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	—	TI Group Automotive Systems, LLC (TI Automotive Ltd.)	133,221	238	300	7,267	12/2020
	6/30/2020	3102 Queen Palm Dr.	Tampa	FL	—	Time Customer Service, Inc. (Time Incorporated)	229,605	309	328	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com, Inc.	107,400	103	110	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever Supply Chain, Inc. (Unilever United States, Inc.)	443,380	373	322	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	—	Walgreen Co. / Walgreen Eastern Co.	205,016	196	127	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	—	Kraft Heinz Foods Company	344,700	355	340	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	—	Ingram Micro L.P. (Ingram Micro Inc.)	701,819	453	468	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana Commercial Vehicle Products, LLC (Dana Holding Corporation and Dana Limited)	150,945	437	507	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing Corporation	423,280	339	354	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	—	The Tire Rack, Inc.	257,849	335	319	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Aftermarket Inc. (MAHLE Industries, Incorporated)	268,104	226	219	-	-
	12/31/2023	1601 Pratt Ave.	Marshall	MI	—	Autocam Corporation	58,707	77	77	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	—	Continental Tire the Americas, LLC	741,880	285	148	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	—	United Technologies Corporation	993,685	450	491	2,954	04/2019
	5/31/2024	901 East Bingen Point Way	Bingen	WA	—	The Boeing Company	124,539	659	640	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive Operations USA I, LLC / Tower Automotive Products Inc. (Tower Automotive, Inc.)	290,133	362	345	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	—	Dana Light Axle Products, LLC (Dana Holding Corporation and Dana Limited)	336,350	336	336	-	-
		301 Bill Bryan Rd.	Hopkinsville	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	424,904	422	422	-	-
		4010 Airpark Dr.	Owensboro	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	211,598	302	302	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	167,770	134	134	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	539,592	710	710	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	—	Boral Stone Products LLC (Boral Limited)	420,597	426	574	7,876	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance Mfg. Co.	458,000	515	525	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	—	Owens Corning Roofing and Asphalt, LLC	18,620	137	137	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg Americas, Inc. (Heidelberger Druckmaschinen AG) / Goss International Americas, Inc. (Goss International Corporation)	500,500	634	2,233	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	—	Calsonic Kansei North America, Inc.	310,000	322	299	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	—	The Kitchen Collection, Inc.	475,218	290	275	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	—	Dana Commercial Vehicle Products, LLC	222,200	144	144	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	—	AMAZON.COM.DEDC, LLC (Amazon.com, Inc.)	769,500	676	625	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey Glass Inc. (Libbey Inc.)	646,000	541	540	19,000	07/2017
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	—	Northtec LLC (The Estée Lauder Companies Inc.)	241,977	287	284	-	-

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 3/31/2017 ($000) (3)	Cash Rent as of 3/31/2017 ($000) (2)	3/31/2017 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES

		736 Addison Rd.	Erwin	NY	—	Corning Property Management Corporation	408,000	333	335	7,334	10/2018
2027	1/31/2027	27200 West 157th St.	New Century	KS	—	Amazon.com.ksdc, LLC (Amazon.com, Inc.)	446,500	138	106	-	-
	2/28/2027	3456 Meyers Ave.	Memphis	TN	—	Sears, Roebuck and Co. / Sears Logistics Services	780,000	424	398	-	-
		554 Nissan Pkwy.	Canton	MS	—	Nissan North America, Inc.	1,466,000	1,550	1,454	-	-
	4/30/2027	2424 Alpine Rd.	Eau Claire	WI	13	Silver Spring Foods, Inc. (Huntsinger Farms, Inc.)	159,000	251	267	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	—	Arrow Electronics, Inc.	74,739	102	-	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	—	The Hillman Group, Inc.	264,598	203	195	-	-
2028	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	—	FedEx Ground Package System, Inc. (FedEx Corporation)	140,330	1,284	1,193	45,575	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	—	United States Cold Storage, Inc	296,972	542	527	21,837	11/2017
2029	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	—	International Automotive Components Group North America, Inc.	276,782	435	405	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	—	Asics America Corporation (Asics Corporation)	855,878	1,097	989	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	—	Hollander Sleep Products, LLC (Hollander Home Fashions Holdings)	208,000	232	212	-	-
2031	5/31/2031	671 Washburn Switch Rd.	Shelby	NC	—	Clearwater Paper Corporation	673,518	650	591	-	-
	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	—	ARYZTA LLC (ARYZTA AG)	188,166	886	825	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	—	Vulcan Construction Materials, LP (Vulcan Materials Company)	-	531	473	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	—	Pacific Foods of Oregon, Inc. d/b/a Pacific Natural Foods	508,277	780	644	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	—	Nicholas and Co., Inc.	180,235	639	557	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	—	Bell Sports, Inc. (Vista Outdoor Inc.)	813,126	1,049	904	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	—	Curtis Kelly, Inc. (Spitzer Industries, Inc.)	187,800	609	511	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	—	Orizon Industries, Inc. (Spitzer Industries, Inc.)	262,095	478	401	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	—	Stella & Chewy's LLC	164,007	525	466	-	-
	8/31/2035	2800 Polar Way	Richland	WA	9	Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	456,412	3,283	2,752	110,000	01/2026
	10/22/2035	2860 Clark St.	Detroit	MI	—	FCA US LLC (f/k/a Chrysler Group LLC)	189,960	551	551	-	-
2036	6/30/2036	100 Ryobi Drive	Anderson	SC	—	One World Technologies, Inc. (Techtronic Industries Co. Ltd.)	1,327,022	1,112	915	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	—	Industrial Terminals Management, L.L.C. (Maritime Holdings (Delaware) LLC)	132,449	1,693	1,403	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	32,679	-	-	-	-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						99.9% Leased	28,329,380	$35,507	$35,099	$239,059

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft.	Percentage Leased	GAAP Rent as of 3/31/2017 ($000) (3)	Cash Rent as of 3/31/2017 ($000) (2)	3/31/2017 Debt Balance ($000)	Debt Maturity
MULTI-TENANT PROPERTIES (8,14)
		10300 Kincaid Dr.	Fishers	IN	11	Available for lease	193,000	0%	244	302	-	-
		104 & 110 Front St.	Memphis	TN	4	Available for lease	37,229	0%	-	-	3,496	N/A
		11511 Luna Rd.	Farmers Branch	TX	—	International Business Machines Corporation	181,072	44%	264	247	-	-
		1311 Broadfield Blvd.	Houston	TX	11	Saipem America, Inc. (Saipem S.p.A.)	155,040	35%	215	220	-	-
		13430 North Black Canyon Fwy.	Phoenix	AZ	—	Multi-Tenant	138,940	92%	579	616	-	-
		1460 Tobias Gadson Blvd.	Charleston	SC	—	Vallen Distribution, Inc.	50,076	41' %	94	94	7,063	02/2021
		2210 Enterprise Dr.	Florence	SC	—	Caliber Funding, LLC	176,557	21%	173	188	-	-
		26555 Northwestern Pkwy.	Southfield	MI	18	Available for lease	359,645	0%	-	-	-	-
		3165 McKelvey Rd.	Bridgeton	MO	—	BJC Health System	51,067	50%	101	112	-	-
		6050 Dana Way	Antioch	TN	—	Multi-Tenant	674,528	98%	578	566	-	-
		7111 Crabb Rd.	Temperance	MI	—	Hollingsworth Logistics Group LLC	756,856	38%	232	218	-	-
		854 Paragon Way	Rock Hill	SC	—	Available for lease	104,497	0%	-	-	-	-
		King St./1042 Fort St. Mall	Honolulu	HI	—	Multi-Tenant	77,459	53%	177	177	-	-
MULTI-TENANT TOTAL/WEIGHTED AVERAGE						45.2% Leased	2,955,966		$2,657	$2,740	$10,559

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 3/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 3/31/2017 ($000) (3)	Cash Rent as of 3/31/2017 ($000) (2)	3/31/2017 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
2018	2/26/2018	4831 Whipple Ave., NW	Canton	OH	—	Best Buy Co., Inc.	46,350	116	116	-	-
	7/1/2018	1053 Mineral Springs Rd.	Paris	TN	—	The Kroger Co.	31,170	42	40	-	-
	9/30/2018	835 Julian Ave.	Thomasville	NC	—	Mighty Dollar, LLC	23,767	21	21	-	-
	10/31/2018	130 Midland Ave.	Port Chester	NY	—	St Anthony Supermarket Corp. (Anthony Pena, Marina Pena, Anthony Corona and Robert Corona)	59,613	246	117	-	-
		5104 North Franklin Rd.	Lawrence	IN	—	Marsh Supermarkets, Inc. / Marsh Supermarkets, LLC	28,721	48	48	-	-
	12/31/2018	1150 West Carl Sandburg Dr.	Galesburg	IL	—	Kmart Stores of Illinois LLC / Kmart Corporation	94,970	82	7	304	07/2018
		12080 Carmel Mountain Rd.	San Diego	CA	—	Sears, Roebuck and Co / Kmart Corporation	107,210	188	8	346	07/2018
		21082 Pioneer Plaza Dr.	Watertown	NY	—	Kmart Corporation	120,727	120	12	510	07/2018
		255 Northgate Dr.	Manteca	CA	—	Kmart Corporation	107,489	139	13	542	07/2018
		5350 Leavitt Rd.	Lorain	OH	—	Kmart Corporation	193,193	183	18	767	07/2018
		97 Seneca Trail	Fairlea	WV	—	Kmart Corporation	90,933	87	8	358	07/2018
2019	3/31/2019	B.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Associated Wholesale Grocers, Inc. / Safeway, Inc.	30,757	47	46	-	-
	6/30/2019	1600 East 23rd St.	Chattanooga	TN	—	BI-LO, LLC / K-VA-T Food Stores, Inc.	42,130	32	32	-	-
	12/31/2019	1066 Main St.	Forest Park	GA	—	Bank of America, N.A. (Bank of America Corporation)	14,859	50	50	-	-
		1698 Mountain Industrial Blvd.	Stone Mountain	GA	—	Bank of America, N.A. (Bank of America Corporation)	5,704	24	24	-	-
		201 West Main St.	Cumming	GA	—	Bank of America, N.A. (Bank of America Corporation)	14,208	50	50	-	-
		2223 North Druid Hills Rd.	Atlanta	GA	—	Bank of America, N.A. (Bank of America Corporation)	6,260	28	28	-	-
		4545 Chamblee – Dunwoody Rd.	Dunwoody	GA	—	Bank of America, N.A. (Bank of America Corporation)	4,565	22	22	-	-
		825 Southway Dr.	Jonesboro	GA	—	Bank of America, N.A. (Bank of America Corporation)	4,894	19	19	-	-
		956 Ponce de Leon Ave.	Atlanta	GA	—	Bank of America, N.A. (Bank of America Corporation)	3,900	20	20	-	-
2023	2/28/2023	291 Talbert Blvd.	Lexington	NC	—	Food Lion, LLC / Delhaize America, Inc.	23,000	35	35	-	-
		733 East Main St.	Jefferson	NC	—	Food Lion, LLC / Delhaize America, Inc.	34,555	39	40	-	-
		2411 West Beverly St.	Staunton	VA	—	Food Lion, LLC / Delhaize America, Inc.	23,000	41	41	-	-
2026	5/31/2026	6910 South Memorial Hwy.	Tulsa	OK	—	Toys “R” Us, Inc. / Toys "R" Us-Delaware, Inc.	43,123	59	59	-	-
2028	11/30/2028	832 N. Westover Blvd .	Albany	GA	—	Gander Mountain Company	45,554	174	158	-	-
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	—	Home Depot USA, Inc.	-	54	65	-	-
2043	2/28/2043	1237 W. Sherman Ave.	Vineland	NJ	—	HealthSouth Rehabilitation Hospital of South Jersey, LLC (HealthSouth Corporation)	39,287	284	284	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	—	30 Charm City, LLC	-	75	75	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	—	Littlestone Brotherhood LLC	31,180	477	327	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	—	201 NC Leasehold LLC	-	68	68	-	-
OTHER TOTAL/WEIGHTED AVERAGE						100% Leased	1,271,119	$2,870	$1,851	$2,827

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						96.1% Leased (17)	43,672,202	$85,844	$83,837	$737,260

Footnotes

1	Square footage leased or available.
2	Three months ended 3/31/2017 cash rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Three months ended 3/31/2017 GAAP rent, excluding termination income.
4	Mortgage encumbering the property is in default as of 3/31/2017.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company) lease for 100,632 square feet expires 12/31/2019; however, 71,073 square feet is then leased to Wisconsin Physicians Service Insurance Corp. through 8/31/2023.
8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	ConAgra Foods, Inc. provides credit support.
10	Educational Policy Improvement Center lease for 10,791 square feet expires 11/2019; however, space is then leased to Oregon Research Institute through 11/2027.
11	Cash and GAAP rent amounts represent/include prior tenant.
12	21,365 square feet is leased to 7/31/2025.
13	Tenant exercised purchase option for $13.6 million. Property classified as held for sale at 3/31/2017 and sold subsequent to 3/31/2017.
14	The multi-tenanted properties incurred approximately $1.7 million in operating expenses, net for the three months ended 3/31/2017.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	24,385 square feet leased to new tenant through 04/2018.
17	Consolidated portfolio is 96.2% leased, excluding properties owned subject to mortgages in default.
18	Property sold subsequent to 3/31/2017.

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Non-consolidated Portfolio - 3/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft.	LXP % Ownership	GAAP Rent as of 3/31/2017 ($000) (3)	Cash Rent as of 3/31/2017 ($000) (2)	3/31/2017 Debt Balance ($000)	Debt Maturity
NON-CONSOLIDATED PROPERTIES
2028	3/31/2028	100 Gander Way	Palm Beach Gardens	FL	—	Gander Mountain Company	120,000	25%	763	729	14,088	03/2018
2029	1/31/2029	18839 McKay Blvd.	Humble	TX	—	Triumph Rehabilitation Hospital of Northeast Houston, LLC (RehabCare Group, Inc.)	55,646	15%	683	623	14,006	05/2017
2033	10/31/2033	607 & 611 Lumsden Professional Ct.	Brandon	FL	1	BluePearl Holdings, LLC	8,500	15%	50	50	-	-
		4525 Ulmerton Rd.	Clearwater	FL	1	BluePearl Holdings, LLC	3,000	15%	30	30	-	-
		455 Abernathy Rd.	Atlanta	GA	1	BluePearl Holdings, LLC	32,000	15%	302	246	-	-
		820 Frontage Rd.	Northfield	IL	1	BluePearl Holdings, LLC	14,000	15%	116	116	-	-
		4126 Packard Rd.	Ann Arbor	MI	1	BluePearl Holdings, LLC	3,500	15%	14	14	-	-
		29080 Inkster Rd.	Southfield	MI	1	BluePearl Holdings, LLC	38,000	15%	318	278	18,791	11/2018
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX	—	British Schools of America, LLC	274,000	25%	1,622	1,622	-	-
NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						100.0% Leased	548,646		$3,898	$3,708	$46,885

Footnotes

1	All mortgage notes are cross-collateralized and cross-defaulted.
2	Three months ended 3/31/2017 cash rent.
3	Three months ended 3/31/2017 GAAP rent, excluding termination income.

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	3/31/2017

Adjusted Company FFO Payout Ratio	76.1%

Unencumbered Assets	$3.16 billion

Unencumbered NOI	71.8%

(Debt + Preferred) / Gross Assets	41.8%

Debt/Gross Assets	39.7%

Secured Debt / Gross Assets	15.7%

Net Debt / Adjusted EBITDA	4.9	x

(Net Debt + Preferred) / Adjusted EBITDA	5.2	x

Credit Facilities Availability (2)	$395.4 million

Development / Gross Assets	1.6%

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

Bank Loans:	Must be:	3/31/2017

Maximum Leverage	< 60%	41.1%
Fixed Charge Coverage	> 1.5x	2.7x
Recourse Secured Indebtedness Ratio	< 10% cap value	0.0%
Secured Indebtedness Ratio	< 45%	18.1%
Unsecured Debt Service Coverage	> 2.0x	5.1x
Unencumbered Leverage	< 60%	30.9%

Bonds:

Debt to Total Assets	< 60%	40.4%
Secured Debt to Total Assets	< 40%	15.9%
Debt Service Coverage	> 1.5x	4.1x
Unencumbered Assets to Unsecured Debt	> 150%	307.4%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loans and senior notes, as defined and calculated per the terms of the credit facility and term loans and senior notes, as applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

3/31/2017

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Mortgages with Balloons
Lisle, IL	(b)	$9,228	6.500%	N/A	$-	$9,228
Memphis, TN	(b)	3,496	5.710%	N/A	-	3,496
Orlando, FL	(b)	9,309	5.722%	N/A	-	9,309
Shreveport, LA	(j)	19,000	5.690%	07/2017	366	19,000
McDonough, GA		21,837	6.110%	11/2017	1,091	21,651
Erwin, NY		7,334	5.910%	10/2018	728	6,637
Overland Park, KS		33,279	5.891%	05/2019	2,657	31,812
Kansas City, MO		15,886	5.883%	05/2019	1,268	15,179
Columbus, IN		15,550	2.210%	07/2019	4,757	4,993
Meridian, ID		8,770	6.010%	08/2019	753	7,675
Streetsboro, OH		17,216	5.749%	09/2019	1,344	16,338
Lenexa, KS		8,950	6.270%	12/2019	774	7,770
Boca Raton, FL		19,292	6.470%	02/2020	1,542	18,414
Oakland, ME		8,549	5.930%	10/2020	750	7,660
Lavonia, GA		7,267	5.460%	12/2020	741	5,895
Charleston, SC		7,063	5.850%	02/2021	520	6,632
Whippany, NJ		13,091	6.298%	11/2021	1,344	10,400
Chester, SC		7,876	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Lenexa, KS		34,551	3.700%	11/2027	2,971	10,000
Richmond, VA		57,500	5.191%	02/2031	3,026	53,176
Lake Jackson, TX		195,523	4.040%	10/2036	11,985	11,305
Subtotal/Wtg. Avg./Years Remaining (i)		$630,567	4.738%	10.2	$42,161	$376,424

Full Amortizing Mortgages
Lorain, OH		767	7.750%	07/2018	545	-
Manteca, CA		542	7.750%	07/2018	385	-
Watertown, NY		510	7.750%	07/2018	362	-
Fairlea, WV		358	7.750%	07/2018	254	-
San Diego, CA		346	7.750%	07/2018	245	-
Galesburg, IL		304	7.750%	07/2018	216	-
North Berwick, ME		2,954	3.560%	04/2019	1,532	-
Wall, NJ		13,392	6.250%	01/2021	3,774	-
Palo Alto, CA		41,945	3.970%	12/2023	7,059	-
Long Island City, NY		45,575	3.500%	03/2028	4,538	-

Subtotal/Wtg. Avg./Years Remaining (i)		$106,693	4.144%	7.8	$18,910	$-

Subtotal/Wtg. Avg./Years Remaining (i)		$737,260	4.652%	9.9	$61,071	$376,424

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

3/31/2017

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Corporate (f)
Term Loan	(g)	$250,000	2.192%	08/2020	$5,556	$250,000
Term Loan	(h)	255,000	2.523%	01/2021	6,523	255,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(d)	129,120	6.804%	04/2037	8,785	129,120
Subtotal/Wtg. Avg./Years Remaining (i)		$1,134,120	3.732%	6.8	$42,489	$1,134,120
Total/Wtg. Avg./Years Remaining (i)	(e)	$1,871,380	4.094%	8.0	$103,560	$1,510,544

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Loan is in default as of March 31, 2017.
(c)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(d)	Rate fixed through 04/2017; thereafter, three month LIBOR plus 170 bps.
(e)	See reconciliations of non-GAAP measures in this document.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.09% through February 2018 via interest rate swap agreements.
(h)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.42% through January 2019 via interest rate swap agreements.
(i)	Total shown may differ from detailed amounts due to rounding.
(j)	Loan satisfied subsequent to March 31, 2017.

LEXINGTON REALTY TRUST

Non- Consolidated Investments: Mortgages & Notes Payable

3/31/2017

Joint Venture	Debt Balance ($000)	Interest Rate (%)	Maturity	Current Estimated Annual Debt Service ($000) (3)	Balloon Payment ($000)
Rehab Humble Lessee (1)	$14,006	4.700%	05/2017	$134	$13,982
Gan Palm Beach Lessee (2)	14,088	3.700%	03/2018	842	13,768
BP Lessee (1)	18,791	4.010%	11/2018	764	18,791
Total/Wtg. Avg. (1)/Years Remaining (2)	$46,885	4.123%	0.9	$1,740	$46,541

Joint Venture	Debt Balance ($000)	Interest Rate (%)	Maturity	Current Estimated Annual Debt Service ($000) (3)	Balloon Payment ($000)
BS Lessee (4)	$47,303	7.500%	09/2031	$5,331	$-

Footnotes

(1)	Lexington has a 15% equity interest in the joint venture.
(2)	Lexington has a 25% equity interest in the joint venture.
(3)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(4)	Lexington has a 25% equity interest in the joint venture. Lexington is the lender of this mortgage pursuant to the joint venture agreement and is committed to fund up to $56.7 million.

LEXINGTON REALTY TRUST

Debt Maturity Schedule

3/31/2017

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2017-remaining	$22,134	$62,684	$-
2018	30,077	6,637	-
2019	26,681	83,767	-
2020	23,178	31,969	250,000
2021	23,433	17,032	255,000
	$125,503	$202,089	$505,000

Footnotes

(1)	Percentage denotes weighted-average interest rate.

LEXINGTON REALTY TRUST

Selected Balance Sheet and Income Statement Account Data

3/31/2017

($000)

Balance Sheet

Other assets	$30,651

The components of other assets are:

Deposits	$937
Equipment	601
Prepaids	3,517
Other receivables	890
Deferred lease incentives	16,089
Lake Jackson developer escrows	7,942
Interest rate swap derivative asset	550
Other	125

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$44,326

Accounts payable and accrued expenses	$9,993
CIP accruals and other	6,017
Taxes	657
Deferred lease and loan costs	9,453
Deposits	1,187
Escrows	1,030
Transaction / build-to-suit costs	15,698
Interest rate swap derivative liability	291

Income Statement - Three months ended March 31, 2017

Non-cash interest expense, net	$208

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties and certain other properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Three months ended March 31, 2017

Cash Rent Reconciliation:

Rental revenue as reported	$88,654

Rental revenue from sold properties	(881)
Lease termination income	(1,929)

GAAP rent per supplement	85,844

GAAP rent adjustments: (1)
Straight-line adjustments	(2,923)
Lease incentives	402
Amortization of above/below market leases	514

Cash rent per supplement	$83,837

Consolidated debt reconciliation March 31, 2017:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$730,310	$6,950	$-	$737,260
Term loans payable (3)	501,348	3,652	-	505,000
Senior notes payable(3)	494,571	3,717	1,712	500,000
Trust preferred securities (3)	127,121	1,999	-	129,120
Consolidated debt	$1,853,350	$16,318	$1,712	$1,871,380

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Three months ended March 31,
	2017	2016

Net Income	$42,220	$50,453

Interest and amortization expense	19,725	22,893
Provision for income taxes	422	413
Depreciation and amortization	42,891	43,127
General and administrative	9,457	7,775
Transaction costs	186	146
Non-operating income	(2,621)	(2,867)
Gains on sales of properties	(34,193)	(17,015)
Impairment charges and loan loss	7,992	-
Debt satisfaction charges, net	-	162
Equity in earnings of non-consolidated entities	(1,910)	(5,742)
Lease termination income	(1,929)	(2,411)
Straight-line adjustments	(2,909)	(11,139)
Lease incentives	431	423
Amortization of above/below market leases	514	456

Net Operating Income - ("NOI")	80,276	86,674

Less NOI:
Disposed of properties	(642)	(11,208)
Acquired properties	(6,945)	(520)
Properties in default	(699)	(877)

Same-Store NOI	$71,990	$74,069

NOI for NAV:

Three months
March 31, 2017

NOI per above	$80,276
Less NOI:
Disposed of properties	(642)
Assets held for sale	(267)
Assets acquired in 2017 (1)	(237)
Assets less than 70% leased / Other	(26)
NOI for NAV	$79,104

Footnotes

(1)	Excludes Lake Jackson, TX.

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

	Three months ended
	3/31/2017	12/31/2016	9/30/2016	6/30/2016	Trailing 12 Months

Net income (loss) attributable to Lexington Realty Trust shareholders	$42,040	$16,001	$(25,352)	$55,532	$88,221
Interest and amortization expense	19,725	19,459	23,001	22,679	84,864
Provision for income taxes	422	340	462	224	1,448
Depreciation and amortization	42,891	41,361	40,288	41,272	165,812
Straight-line adjustments	(2,909)	(2,051)	(11,317)	(13,241)	(29,518)
Lease incentives	431	417	414	419	1,681
Amortization of above/below market leases	514	530	572	499	2,115
Gains on sales of properties	(34,193)	(23,097)	(16,072)	(25,326)	(98,688)
Impairment charges and loan loss	7,992	24,332	72,890	3,014	108,228
Debt satisfaction (gains) charges, net	-	157	(2,538)	3,194	813
Non-cash charges, net	2,146	2,092	2,296	2,403	8,937

Pro-rata share adjustments:
Non-consolidated entities adjustment	(1,066)	(319)	360	254	(771)
Noncontrolling interests adjustment	(13)	698	(2,495)	941	(869)

Adjusted EBITDA	$77,980	$79,920	$82,509	$91,864	$332,273

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Three months ended March 31, 2017		(Debt + Preferred) / Gross Assets:	Three months ended March 31, 2017
Common share dividends per share	$0.175		Consolidated debt	$1,853,350
Adjusted Company FFO per diluted share	0.23		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	76.1%		Debt and preferred	$1,950,120

Unencumbered Assets:			Total assets	$3,446,705
Real estate, at cost	$4,220,937		Plus depreciation and amortization:
held for sale real estate, at cost	11,600		Real estate	1,193,639
less encumbered real estate, at cost	(1,070,403)		Deferred lease costs	25,497
Unencumbered assets	$3,162,134
			Gross assets	$4,665,841
Unencumbered NOI:
NOI	$80,276		(Debt + Preferred) / Gross Assets	41.8%
Disposed of properties NOI	(642)
Adjusted NOI	79,634		Debt / Gross Assets:
less encumbered adjusted NOI	(22,471)		Consolidated debt	$1,853,350
Unencumbered adjusted NOI	$57,163
Unencumbered NOI %	71.8%		Gross assets	$4,665,841

Net Debt / Adjusted EBITDA:			Debt / Gross assets	39.7%
Adjusted EBITDA	$332,273
			Secured Debt / Gross Assets:
Consolidated debt	$1,853,350		Mortgages and notes payable	$730,310
less cash and cash equivalents (1)	(222,341)
Net debt	$1,631,009		Gross assets	$4,665,841

Net debt / Adjusted EBITDA	4.9	x	Secured Debt / Gross Assets	15.7%

(Net Debt + Preferred) / Adjusted EBITDA:
Adjusted EBITDA	$332,273		Development / Gross Assets:
			Investment in real estate under construction	$69,128
Net debt	$1,631,009		Construction in progress	4,768
Preferred shares liquidation preference	96,770		Development	$73,896
Net debt + preferred	$1,727,779
			Gross assets	$4,665,841
(Net Debt + Preferred) / Adjusted EBITDA	5.2	x
			Development / Gross Assets	1.6%

Footnotes

(1)	Includes funds held at 1031 exchange intermediaries.

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948

www-us.computershare.com/investor

Investor Relations

Heather Gentry

Senior Vice President, Investor Relations

Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		KeyBanc Capital Markets Inc.
James Feldman	(646) 855-5808	Craig Mailman	(917) 368-2316

Barclays Capital		Ladenburg Thalmann & Co., Inc.
Ross L. Smotrich	(212) 526-2306	Daniel P. Donlan	(212) 409-2056

Evercore Partners		Stifel Nicolaus
Sheila K. McGrath	(212) 497-0882	John W. Guinee	(443) 224-1307

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

Jeffries & Company, Inc.
Jon Peterson	(212) 284-1705

LEXINGTON
REALTY TRUST

LEXINGTON REALTY TRUST

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